                                                                    Exhibit 99.1

                                    FOR: Drug Emporium Inc.

                            APPROVED BY: Terry Moore
                                         Chief Financial Officer
                                         (740) 548-7080

FOR IMMEDIATE RELEASE

                                CONTACT: Hulus Alpay/Jack Cohen
                                         Press: Michael McMullan/Robert Russell
                                         Morgen-Walke Associates, Inc.
                                         (212) 850-5600


                   DRUG EMPORIUM FILES REORGANIZATION PETITION

         Powell, Ohio March 27, 2001 - Drug Emporium, Inc. (OTCBB: DEMP.OB) ("Drug Emporium" or the "Company"), together with its subsidiaries, filed petitions for relief under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Case") in the United States Bankruptcy Court for the Northern District of Ohio on March 26, 2001, in order to effectuate the previously announced Acquisition and Reorganization Agreement (the "Agreement") between the Company and Snyder's Drug Stores, Inc. ("Snyder's"), dated March 22, 2001.

         Under the Agreement, the Company has filed a pre-negotiated Plan of Reorganization (the "Plan") pursuant to which Snyder's, or one of its affiliates, would acquire 100% of the newly issued and outstanding capital stock (the "Reorganized Capital Stock") of a reorganized Drug Emporium (the "Reorganized Drug Emporium") on the effective date of the Plan. Additionally, the Company will dispose of its operations in the Atlanta, Georgia metropolitan area, the State of California and certain other locations.

         Pursuant to the terms of the Agreement, Snyder's will pay approximately $25 million to acquire all of the Reorganized Capital Stock of the Reorganized Drug Emporium. In addition, under the Plan, a significant portion of the Company's indebtedness will be restructured and paid.

         In order to enable the Company to maintain normal store operations and pay its suppliers on a current basis during the reorganization process, the Company has obtained post-petition debtor-in-possession financing (the "DIP Financing Arrangement") from the Company's current syndicate of lenders, led by Fleet Retail Finance, Inc. ("Fleet") and Back Bay Capital Funding LLC ("Back Bay"). The DIP Financing Arrangement with Fleet provides a revolving credit facility up to a maximum of $90 million, which will be reduced to $75 million upon the disposal of stores in Georgia, California, and

                                    --more--

DRUG EMPORIUM FILES REORGANIZATION PETITION                               PAGE 2

certain other locations. As part of the DIP Financing Arrangement, Back Bay will provide a term loan to the Company in the amount of $12.5 million. In addition, the Company has secured additional debtor-in-possession financing of approximately $14 million from a major pharmaceutical and OTC supplier which has agreed to extend 35 day trade terms to the Company.

         The Company has also obtained the approval of the Bankruptcy Court for a motion which will permit the Company to pay pre-petition trade payables to a limited number of the Company's pre-petition trade and non-trade creditors (the "Essential Vendors"), on terms which will be negotiated between the Company and these Essential Vendors. The Company believes that its ability to negotiate such payment arrangements will facilitate its ability to obtain necessary post-petition supply and trade credit terms from this Essential Vendor group.

         Pursuant to the Plan, the Company's $50 million 7-3/4% Convertible Subordinated Debentures due October 1, 2014 (the "Notes") and all agreements, instruments, and other documents evidencing the Notes and the rights of the holders of the Notes will be cancelled and will receive, along with other unsecured trade and non-trade creditors, a cash distribution upon the consummation of the Plan. The existing stockholders of the Company will have their shares of common stock cancelled and will receive nominal or, more likely, no consideration for their shares. In addition, any warrants, options or other rights to purchase any equity of the Company will be cancelled and terminated.

         David L. Kriegel, Chairman and Chief Executive Officer of the Company, said: "The filing of the Chapter 11 Case and the Plan is a crucial step in the process of revitalizing the Company. After the reorganization, we believe that the Company will be financially stronger and in a better competitive position. We feel that this process will protect the continuing interests of our customers, suppliers and employees."

         In addition, to avoid disruption of operations, the Company is establishing a retention program for pharmacists, store managers, corporate office employees and other key operating personnel, pursuant to which the Company will pay "stay bonuses" to personnel who remain with the Company through the completion of the reorganization process.

         Both the Agreement and the Plan are subject to numerous conditions, and no assurance can be given that the consensual restructuring provided for in the Plan and the Agreement will be finalized, or that any restructuring which is completed will not be materially different in terms.

                                    --more--

DRUG EMPORIUM FILES REORGANIZATION PETITION                               PAGE 3

ABOUT DRUG EMPORIUM, INC.

Drug Emporium, Inc. (NASDAQ: DEMP) owns and operates 130 brick-and-mortar stores under the names Drug Emporium, F&M Super Drug Stores and Vix Drug Stores. Most of the brick-and-mortar stores operate full-service pharmacies and specialize in discount-priced merchandise including health and beauty aids, cosmetics and greeting cards. The company also franchises additional stores under the Drug Emporium name. Drug Emporium, Inc. is headquartered in Powell, Ohio.

Except for historical information, the statements contained herein are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. From time to time, the Company may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements are based on the current expectations of management and are subject to, and are qualified by, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. These risks and uncertainties include, but are not limited to the following factors among others that could affect the outcome of the Company's forward looking statements: competition as to price and selection from other drugstore chains, from supermarkets, mail order companies, membership clubs, and other internet companies and from other third party plans; the actions of health maintenance organizations, managed care organizations, pharmacy benefit management companies and other third party payers attempting to reduce prescription drug costs which results in downward pressure on pharmacy margins; economic conditions generally or in the Drug Emporium markets; actions which might be taken by trade or other creditors to enforce their rights and remedies; the ability to maintain sufficient liquidity in order to support operations; the ability to maintain satisfactory relationships with lenders and to remain in compliance with financial loan covenants and other requirements under current banking agreements; the ability to maintain satisfactory relationships with suppliers both in terms of procuring merchandise and in terms of maintaining adequate trade credit; federal and/or state regulatory and legislative actions, including taxes and pharmacy regulations; customer preferences and spending patterns; the ability to economically eliminate under-performing stores; the ability to implement or adjust to new technologies; the ability to attract, hire and retain key personnel; the ability to improve operating margins; the financial performance of HealthCentral.com and the ability to secure and maintain key contracts and relationships.

                                      # # #